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                                                                    EXHIBIT 99.1

This Exhibit 99.1 is being filed to update the Registrant's Description of Capital Stock and to incorporate by reference this Description of Capital Stock into the Registrant's Form 8-A/A dated January 2, 1997 and its Form S-8 filed April 11, 1994.

                          DESCRIPTION OF CAPITAL STOCK

                  The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. At November 29, 1996, there were 25,803,648 shares of Common Stock outstanding, held of record by approximately 249 shareholders. No shares of Preferred Stock have ever been issued.

Common Stock

                  Holders of Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of voting shares voting for the election of directors can elect all of the members of the Board of Directors. The Common Stock has no preemptive rights and no redemption or conversion privileges. The holders of the outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the shareholders. A majority vote of shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of shareholders. All of the outstanding shares of the Common Stock are fully paid and nonassessable.

Preferred Stock

                  The Company's Board of Directors may, without further action by the Company's shareholders, from time to time, issue shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Any dividend preference of issued Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. Although the Company presently has no plans to issue any of its shares of Preferred Stock, the Board of

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Directors of the Company, without shareholder approval, may issue Preferred
Stock with voting and conversion rights which could adversely affect the holders of Common Stock.

Rights Agreement

                  On December 12, 1996 the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock (each, a "Common Share"), of the Company to shareholders of record at the close of business on December 31, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a Purchase Price of $225 per Unit, subject to adjustment. The Purchase Price may be paid, at the option of the holder, in cash or Common Shares having a value at the time of exercise equal to the Purchase Price. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent.

                  Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) within ten
(10) business days (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after December 31, 1996 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2005, unless earlier redeemed by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement has occurred.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights

Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of employee stock options or stock appreciation rights or under any other benefit plan for employees or directors or in connection with the exercise of warrants or conversion of convertible securities,

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only Common Shares issued after December 31, 1996 and prior to the Distribution
Date will be issued with Rights.

                  Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one one-hundredth of a Preferred Share (a "Preferred Share Fraction"). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which are less than an integral multiple of one Preferred Share (i.e. 100 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions.

                  In the event that at any time following the Stock Acquisition Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares remain outstanding, (ii) a Person becomes the beneficial owner of more than 15% of the then outstanding Common Shares other than pursuant to a tender offer, share exchange or exchange offer that provides fair value to all shareholders, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii) or (iv) of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.


                  For example, at an exercise price of $225 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph would entitle its holder to purchase $450 worth of Common Shares (or other consideration, as noted above) for $225. Assuming that the Common Shares had a per share value of $45 at such time, the holder of each valid Right would be entitled to purchase ten Common Shares for $225. Alternatively, the Company could permit the holder to surrender each Right in exchange for stock or cash equivalent to five Common Shares (with a value of $225) without the payment of any consideration other than the surrender of the Right.

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                  In the event that, at any time following the Stock Acquisition
Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in, or that follows a tender offer, share exchange or exchange offer described in, the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

                  At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. That ten day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Under certain circumstances set forth in the Rights Agreement, the decision to redeem will require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

                  The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the

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Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. Under certain circumstances set forth in the Rights Agreement, amendments will require the concurrence of a majority of the Continuing Directors.

                  The description above is qualified in its entirety by reference to the Rights Agreement.

Limitation of Director Liability

                  Section 607.0831 of the Florida Business Corporation Act provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to any breach or failure to perform the director's duties which constitutes (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) unlawful payments of distributions to shareholders as provided in Section 607.0834 of the Florida

Business Corporation Act; (iii) any transaction from which the director derived an improper personal benefit; (iv) conscious disregard for the best interest of the corporation, or willful misconduct, in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder; or (v) recklessness, bad faith, malicious purpose or with wanton and willful disregard of human rights, safety or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

Indemnification

                  To the maximum extent permitted by law, the Articles of Incorporation and Bylaws of the Company provide for mandatory indemnification of any director, officer, employee, agent or any other person against all expense, liability and loss to which he may become subject or which he may incur by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise. In addition, the Company may advance or reimburse directors, officers, employees and agents for expenses incurred by them in connection with indemnifiable claims. The Bylaws expressly authorize the use of indemnity agreements and the Company has entered into such agreements with each of its directors. The Company also maintains an insurance policy

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which covers officers and directors for certain liabilities arising out of their actions in such capacity.

Florida Anti-Takeover Law

                  In February 1996, Safeskin relocated its principal place of business and corporate headquarters from Boca Raton, Florida to San Diego, California. As a result, the anti-takeover provisions of Section 607.0902 of the Florida Business Corporation Act are no longer available to the Company. Such provisions are designed to delay or frustrate the removal of incumbent directors or a change in control of a corporation. The California Corporations Code does not contain any provisions that provide similar protections to shareholders of a corporation that has its principal place of business, principal office or substantial assets in California.

Transfer Agent and Registrar

                  The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

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